UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2020

TARONIS FUELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56101	32-0547454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

24980 N. 83rd Avenue, Suite 100

Peoria, AZ 85383

(Address of principal executive offices) (Zip Code)

(866) 370-3835

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03. Material Modification to Rights of Security Holders.

On December 23, 2020, Taronis Fuels, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware to affect a reverse stock split (the “Reverse Stock Split”). Pursuant to the Charter Amendment, the Reverse Stock Split took effect at 5 p.m. Eastern Time on December 28, 2020 and was formally processed by FINRA’s OTC Corporate Actions Department on December 29, 2020. The Company’s common stock will begin trading on a split-adjusted basis when the market opens on December 30, 2020.

Pursuant to the Reverse Stock Split, outstanding shares of the Company’s common stock were automatically consolidated at a ratio of 1-for-75 without any further action on the part of the Company’s stockholders. No scrip or fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise be entitled to a fractional share. Instead, the Company via its transfer agent will be paying to the stockholder, in cash, the value of any fractional interest arising from the Reverse Stock Split. The cash payment will equal the closing sales price of the Common Stock as reported on the OTCQB on December 28, 2020 multiplied by the number of shares of pre-split common stock held by the stockholder that would otherwise have been exchanged for such fractional share.

The Company’s shares of common stock will continue to trade on the OTCQB but will trade under the symbol “TRNFD” for a period of 20 trading days from December 30, 2020 to denote completion of the Reverse Stock Split. After 20 trading days, the symbol will return to “TRNF”. The Company’s shares of common stock will permanently trade under a new CUSIP number, which is 87621P209.

The purpose of the Reverse Stock Split is to reduce the number of shares issued and outstanding with the corresponding intended effect being an increase in the Company’s share price. The Company believes that with a higher share price it will be able to meet the share price requirement required for initial listing on the NYSE American stock exchange. There can be no assurance that the Reverse Stock Split will result in an increase in the market price of our common stock or that the Company will be listed on the NYSE American.

Further details regarding the Reverse Stock Split can be found in our Current Report on Form 8-K filed with the SEC on December 15, 2020.

The foregoing description of the Charter Amendment is only a summary and does not purport to be complete, and such description is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent applicable, information set forth in Item 3.03 hereof is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2020	TARONIS FUELS, INC.

	By:	/s/ Scott Mahoney
	Name:	Scott Mahoney
	Title:	Chief Executive Officer